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                                                                     EXHIBIT 4.3

_________
Examiner

                      The Commonwealth of Massachusetts

                Office of the Massachusetts Secretary of State
                        Michael J. Connolly, Secretary
              One Ashburton Place, Boston, Massachusetts  02108

      ARTICLES OF AMENDMENT                   FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72           No. 04-2226590f

       We, Robert B. Palmer, President and Gail S. Mann, Esq., Clerk of

                        Digital Equipment Corporation
                         (EXACT Name of Corporation)

               located at: 146 Main Street, Maynard, MA  01754
                    (MASSACHUSETTS Address of Corporation)

         do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

                                   3 and 4

       (Number those articles 1,2,3,4,5 and/or 6 being amended hereby)
________
Name
Approved

        of the Restated Articles of Organization were duly adopted at a meeting held on November 4, 1993, by vote of:

       93,509,891 shares of Common Stock out of 135,009,330 shares outstanding, type, class & series, (if any)

                  shares of Common Stock out of             shares outstanding,
                   type, class & series, (if any)

                  shares of Common Stock out of             shares outstanding,
                   type, class & series, (if any)

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:




1  For amendments adopted pursuant to Chapter 156B, Section 70.
2  For amendments adopted pursuant to Chapter 156B, Section 71.


Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.




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        To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

        The total presently authorized is:

    WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS

  TYPE   NUMBER OF SHARES             TYPE      NUMBER OF SHARES    PAR VALUE

 COMMON:       None                  COMMON:       450,000,000        $1.00

PREFERRED:     None                  PREFERRED:        None



        CHANGE the total authorized to:

    WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS

  TYPE    NUMBER OF SHARES            TYPE      NUMBER OF SHARES    PAR VALUE

 COMMON:       None                  COMMON:       450,000,000        $1.00

 PREFERRED:    None                  PREFERRED:     25,000,000        $1.00


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        ARTICLE 4 is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.


        The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE: upon filing

















        IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 4th day of November, in the year 1993.




/s/ Robert B. Palmer
________________________     President
Robert B. Palmer


/s/ Gail S. Mann
________________________     Clerk
Gail S. Mann, Esq.

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                                                                       EXHIBIT A

        The following is a statement of the designations, preferences, voting powers, qualifications, and special or relative rights or privileges in respect of each class of authorized capital stock of the Corporation.

        A.  COMMON STOCK

        1. General. There shall be one class of common stock of the Corporation (the "Common Stock"). The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of outstanding shares of Preferred Stock of any class or series as may be designated herein or by the Board of Directors of the Corporation in accordance with the provisions hereof.

        2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

        3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

        4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential and participation rights of any then outstanding Preferred Stock.

        B.  PREFERRED STOCK

        The preferred stock (the "Preferred Stock") may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series of the Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes of the stock of the Corporation. Except as to the relative preferences, powers, qualifications, rights and privileges referred to below in this Part B, in respect of any or all of which there may be variations between different series, all shares of the Preferred Stock shall be identical. Different series of the Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.


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        Subject to limitations prescribed by law or by these Restated Articles of Organization, as amended, the Board of Directors is expressly authorized to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of The Commonwealth of Massachusetts, for the issuance of the Preferred Stock in one or more series, each such series to have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be stated in the vote or votes establishing such series. The authority of the Board of Directors with respect to each such series shall include (without limitation of the foregoing) the right to determine and fix:

        (1)  the distinguishing designation of such series and the number
















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of shares to constitute such series;

        (2) the rate at which dividends, if any, on the shares of such series shall be declared and paid, or set aside for payment, whether dividends, at the rate so determined shall be cumulative, noncumulative or partially cumulative and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

        (3) the right, if any, of the Corporation to redeem shares of such series and, if redeemable, the price, terms and manner of such redemption;

        (4) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

        (5) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

        (6) the obligation, if any, of the Corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

        (7) the voting rights, if any, of shares of such series; provided, however, that the holders of shares of Preferred Stock will not be entitled to more than one vote per share when voting as a class with the holders of shares of Common Stock;

        (8) the limitations, if any, on the issuance of additional shares of such series or any shares of any other series of the Preferred Stock; and

        (9) such other preferences, powers, qualifications, and special or relative rights and privileges as shall be stated in the vote or votes providing for the establishment of such series of Preferred Stock.


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==============================================================================

                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT

                    GENERAL LAWS, CHAPTER 156B, SECTION 72

==============================================================================


        I hereby approve the within articles of amendment and, the filing fee
in the amount of $          having been paid, said articles are deemed to have
been filed with me this      day of 19  .





                                     MICHAEL J. CONNOLLY
                                     Secretary of State





                      TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF ARTICLES OF AMENDMENT
                      TO BE SENT TO:




                                     Gail S. Mann, Esq.
                                ___________________________




                        Digital Equipment Corporation
                             111 Powdermill Road
                           Maynard, MA  01754-1499
                          Telephone:  (508) 493-2206